EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of All American Gold Corp., formerly Osprey Ventures, Inc. (the “Company”) on Form 10-Q/A for the second quarter ended November 30, 2010, as filed with the Securities and Exchange date hereof (the “Amended Quarterly Report”), I, Brent Welke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Amended Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Amended Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 20, 2010

/s/ “Brent Welke”

Brent Welke
Chief Financial Officer